UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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|_|  Soliciting Material Pursuant to ss. 240.14a-12

                           FIRST MERCHANTS CORPORATION

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

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
                           FIRST MERCHANTS CORPORATION
                             200 EAST JACKSON STREET
                              MUNCIE, INDIANA 47305


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 14, 2005



The annual meeting of the shareholders of First Merchants Corporation (the "Corporation") will be held at the Horizon Convention Center, 401 South High Street, Muncie, Indiana 47305, on Thursday, April 14, 2005, at 3:30 p.m. for the following purposes:

(1) To elect five directors, four to hold office for a term of three years and one to hold office for a term of two years; in each case, the directors will hold office until their successors are duly elected and qualified.

(2) To ratify the appointment of the firm of BKD, LLP as the independent public accountants for 2005.

(3) To transact such other business as may properly come before the meeting.

Only those shareholders of record at the close of business on February 11, 2005 shall be entitled to notice of and to vote at the meeting.


                                            By Order of the Board of Directors



                                            Larry R. Helms
                                            Secretary

Muncie, Indiana
March 3, 2005



                             YOUR VOTE IS IMPORTANT!

        YOU ARE URGED TO SUBMIT YOUR PROXY VIA THE TELEPHONE OR INTERNET,
       OR TO SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID
        ENVELOPE, AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT
                THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.

                                                                   March 3, 2005

                           FIRST MERCHANTS CORPORATION

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 14, 2005

This proxy statement is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors (the "Board") of First Merchants Corporation (the "Corporation") for use at the annual meeting of shareholders of the Corporation to be held April 14, 2005. The distribution of these proxy materials is expected to commence on March 3, 2005.

Please sign, date and return your proxy card or submit your proxy via the telephone or Internet as soon as possible, so that your shares can be voted at the meeting in accordance with your instructions. If you plan to vote by telephone or Internet, you should have your control number, which is imprinted on your proxy card, available when you call or access the web page.

      o To vote by telephone, please call toll-free 1-800-PROXIES
      (1-800-776-9437) on a touch-tone telephone and follow the instructions.

      o To vote by Internet, please access the web page "www.voteproxy.com" and follow the on-screen instructions.

Similar instructions are included on the enclosed proxy card.

Any shareholder giving a proxy has the right to revoke it any time before it is exercised by giving written notice of revocation to the Secretary received prior to the annual shareholders' meeting, by voting again in writing or via the telephone or Internet, or by voting in person at the meeting. The shares represented by proxies will be voted in accordance with the instructions on the proxies. In the absence of specific instructions to the contrary, proxies will be voted for election to the Board of Directors of all nominees listed in Item 1 of the proxy and for ratification of the appointment of BKD, LLP as the Corporation's independent public accountants for 2005. If any director nominee named in this proxy statement shall become unable or declines to serve (an event which the Board does not anticipate), the persons named as proxies will have discretionary authority to vote for a substitute nominee named by the Board, if the Board determines to fill such nominee's position.

                                VOTING SECURITIES

Only shareholders of record at the close of business on February 11, 2005 will be entitled to notice of and to vote at the annual meeting. 18,590,456 shares of common stock were outstanding and entitled to vote as of February 11, 2005.

Each share of the Corporation's common stock is entitled to one vote. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have a right to cumulate their votes for directors. The affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy is required for approval of all items submitted to the shareholders for their consideration other than the election of directors. The Secretary will count the votes and announce the results of the voting at the meeting. Abstentions will be counted for the purpose of determining whether a quorum is present but for no other purpose. Broker non-votes will not be counted.

Merchants Trust Company, National Association ("MTC"), a wholly owned subsidiary of the Corporation, held 1,619,713 shares of the Corporation's common stock as of February 11, 2005 in various fiduciary capacities, in regular, nominee or street name accounts, consisting of 8.71% of the Corporation's outstanding shares. Beneficial ownership of shares so held is disclaimed by the Corporation. It is MTC"s practice, when holding shares as sole trustee or sole executor, to vote the shares; but, when it holds shares as co-trustee or co-executor, MTC obtains approval from the co-fiduciary prior to voting.

                              ELECTION OF DIRECTORS

Five directors will be elected at the annual meeting.

The persons named below have been nominated for election to the Board of Directors, with terms expiring for the Class I director as of the 2007 annual meeting of shareholders and for the four Class II directors as of the 2008 annual meeting of shareholders. All of the nominees are currently members of the Board.

Those persons nominated as directors include:

                                                                                                    Director
Name and Age                          Present Occupation                                              Since
------------                          ------------------                                              -----
Class I (Terms expire 2007):

Charles E. Schalliol                  Director, Indiana State Office of Management and Budget,         2004
Age 57                                since January 10, 2005.  Mr. Schalliol was President and
                                      Chief Executive Officer of BioCrossroads, an economic
                                      development organization focused on life sciences
                                      companies, during 2004. He was Executive Director of
                                      Corporate Finance & Investment Banking with Eli Lilly
                                      and Company, a pharmaceuticals company, and Managing
                                      Director of Lilly's venture funds from 1999 to 2004.

Class II (Terms expire 2008):

Thomas B. Clark                       Retired Chairman of the Board, President and Chief               1989
Age 59                                Executive Officer, Jarden Corporation, a provider of
                                      niche consumer products for the home. Jarden changed its
                                      name from Alltrista Corporation in 2002. Mr. Clark was
                                      President and CEO of Alltrista from 1995 to 2001, and he
                                      was Chairman of the Board from 2000 to 2001.

Roderick English                      Senior Vice President of Human Resources and                     2005
Age 53                                Communications, Remy International, Inc., a manufacturer
                                      of electrical and powertrain products for autos, trucks
                                      and other vehicles since 1994. Remy changed its name
                                      from Delco Remy International, Inc. in 2004.

                                                                                                     Director
Name and Age                          Present Occupation                                               Since
------------                          ------------------                                               -----
Jo Ann M. Gora                        President, Ball State University, since 2004.  Dr. Gora          2004
Age 59                                served as Chancellor of University of Massachusetts at
                                      Boston from 2001 until she became President of Ball State
                                      University. She was Provost and Vice President for Academic
                                      Affairs at Old Dominion University from 1992 to
                                      2001.

Jean L. Wojtowicz                     President and Chief Executive Officer, Cambridge Capital         2004
Age 47                                Management Corp., a manager of non-traditional sources of
                                      financing, since 1983.  Ms. Wojtowicz is also a director
                                      of Vectren Corporation and a trustee of Windrose Medical
                                      Properties Trust, which are both listed on
                                      the New York Stock Exchange.

Those persons named below continue to serve as directors:

Class I (Terms expire 2007):

Michael L. Cox                        President of the Corporation since 1998, and its Chief           1984
Age 60                                Executive Officer since 1999.  Mr. Cox was President of
                                      First Merchants Bank, National Association ("FMB"), a
                                      wholly owned subsidiary of the Corporation, from 1996 to
                                      2000, and he was FMB's CEO from 1999 to 2000.

Thomas D. McAuliffe(1)                President and Chief Executive Officer, Commerce National         2003
age 55                                Bank ("CNB"), a wholly owned subsidiary of the
                                      Corporation, since 1991.

Robert M. Smitson                     Retired Chairman of the Board, President and Chief               1982
Age 68                                Executive Officer, Maxon Corporation, a manufacturer of
                                      combustion equipment.  Mr. Smitson was Chairman of
                                      Maxon's Board from 1998 to 2004, its CEO from 1985 to
                                      1998, and its President from 1979 to 1997.

Class III (Terms expire 2006):

Roger M. Arwood                       Executive Vice President of the Corporation since 2000,          2000
age 53                                and its Chief Operating Officer since 2002.  Mr. Arwood
                                      was President and Chief Executive Officer of FMB from
                                      2000 to 2002. He was Executive Vice President, Credit
                                      Risk Management, Nations Bank/Bank of America from 1997
                                      to 2000.

                                                                                                     Director
Name and Age                          Present Occupation                                               Since
------------                          ------------------                                               -----
James F. Ault                         Chairman of the Board, The Madison Community Bank,               1999
age 69                                National Association ("MCB"), a wholly owned subsidiary
                                      of the Corporation, since 1999.  Mr. Ault was Chairman of
                                      the Board of Anderson Community Bank, a predecessor to
                                      MCB, from 1995 to 1999. He is a retired
                                      executive of General Motors Corporation.

Richard A. Boehning(2)                Of counsel, Bennett, Boehning & Clary, since 2001.  Prior        2002
age 67                                to 2001, Mr. Boehnig was a partner in that law firm.


Barry J. Hudson                       Chairman of the Board, First National Bank of Portland           1999
age 65                                ("FNB"), a wholly owned subsidiary of the Corporation,
                                      since 1982.  Mr. Hudson was Chief Executive Officer of
                                      FNB from 1982 to 2000, and he was its
                                      President from 1982 to 1998.

Robert T. Jeffares(2)                 Retired Executive Vice President and Chief Financial             2002
age 69                                Officer, Great Lakes Chemical Corporation, a producer of
                                      specialty chemicals and consumer products.

(1) Under an Agreement of Reorganization and Merger between the Corporation and CNBC Bancorp, the Board appointed Mr. McAuliffe as a member of the Board on April 15, 2003 and agreed to nominate him for election to a full 3-year term as a director at the 2004 annual meeting of shareholders.

(2) Under an Agreement of Reorganization and Merger between the Corporation and Lafayette Bancorporation, the Board appointed Messrs. Boehning and Jeffares as members of the Board on May 14, 2002 and agreed to nominate them for election to full 3-year terms as directors at the 2003 annual meeting of shareholders.

                              MEETINGS OF THE BOARD

The Board of Directors of the Corporation held 6 meetings during 2004. All of the directors, except Frank A. Bracken, who is retiring as a director of the Corporation as of the 2005 annual meeting, attended at least 75% of the total number of meetings of the Board and the committees on which they served. Mr. Bracken attended 7 of the 10 meetings (70%) of the Board and the committee on which he served.

                            COMPENSATION OF DIRECTORS

The directors of the Corporation who are employees of the Corporation or one of its subsidiaries received no separate compensation for their services as directors in 2004, except that, for his services as a director and Chairman of the Board of FNB, Barry J. Hudson was paid $6,748 in 2004, of which $4,356 was deferred compensation under an insurance-funded deferred compensation plan maintained by FNB.

In 2004, the directors of the Corporation who are not employees were paid an annual retainer of $7,600, except that Stefan S. Anderson, who is retiring as a director as of the 2005 annual shareholders' meeting, was paid an annual retainer of $15,000 for his services as Chairman of the

Board of Directors of the Corporation. The directors who are not employees also received $600 for each Board meeting and $400 for each committee meeting they attended, except that the Board and committee chairmen received $800 and $600, respectively, for each meeting they attended. In addition, under the provisions of the Corporation's 1999 Long-term Equity Incentive Plan, options were granted to each of the non-employee directors on July 1, 2004 to purchase shares of the Corporation's common stock. Each option was for 1,157 shares at an option price of $25.595 per share, the market price on the date of the grants.

Effective January 1, 2005, the compensation structure was modified to increase the annual retainer for directors who are not employees to $15,000, plus $3,000 for each Board Committee on which the director serves. Committee Chairmen receive an additional $2,000 annually, except that the Audit Committee Chairman receives $5,000. The Chairman of the Board receives an annual retainer of $50,000 but no retainer for Committee service. All meeting fees were eliminated.

Some non-employee directors received additional compensation in 2004 for their services as a director of a subsidiary of the Corporation. Mr. Anderson received an annual retainer of $10,000 for his services as Chairman of the FMB Board, and director Robert M. Smitson received an annual retainer of $5,000 for his services as an FMB director. Mr. Anderson, as FMB Board Chairman, received $800 for each FMB Board meeting and $300 for each FMB committee meeting he attended. Mr. Smitson received $500 for each FMB Board meeting and $300 for each FMB committee meeting he attended, except that, as its Chairman, Mr. Smitson received $400 per meeting of the FMB Executive Committee. For his services as a director and Chairman of the Board of Directors of MCB, director James F. Ault was paid $375 for each Board meeting and $50 for each committee meeting he attended in 2004. Directors Richard A. Boehning and Robert T. Jeffares serve as directors of Lafayette Bank and Trust Company, National Association ("LBT"), a wholly owned subsidiary of the Corporation, for which they received a retainer of $19,800 in 2004. LBT also provided them life insurance coverage in the amount of $6,000 for these services. For his services as a director and Chairman of the Board of Directors of Union County National Bank ("UCNB"), a wholly owned subsidiary of the Corporation, Norman M. Johnson, who is retiring as a director as of the 2005 annual shareholders' meeting, was paid an annual retainer of $3,600 and an additional $300 for each Board meeting and $250 for each committee meeting he attended during 2004. UCNB also paid Mr. Johnson a bonus of $1,930 and provided him life insurance coverage in the amount of $25,000 for these services.

                               BOARD INDEPENDENCE

The Board has determined that each of the director-nominees and continuing directors is an "independent director," as defined in Marketplace Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. ("NASDAQ"), except for Michael L. Cox, the President and Chief Executive Officer of the Corporation, Roger M. Arwood, the Executive Vice President and Chief Operating Officer of the Corporation, Barry J. Hudson, the Chairman of the Board of FNB, and Thomas D. McAuliffe, the President and Chief Executive Officer of CNB. All of the members of the Nominating and Governance Committee, the Compensation and Human Resources Committee, and the Audit Committee are "independent directors," as defined in NASDAQ Marketplace Rule 4200(a)(15).

                             COMMITTEES OF THE BOARD

Nominating and Governance Committee

The Corporation has a Nominating and Governance Committee whose purpose is to seek to ensure continuation of the effectiveness and independence of the Board of Directors. The Committee is responsible for reviewing the credentials of persons suggested as prospective directors, nominating persons to serve as directors and as officers of the Board of Directors, including the slate of directors to be elected each year at the annual meeting of shareholders, making recommendations concerning the size and composition of the Board of Directors, as well as criteria for Board membership, making recommendations concerning the Board's committee structure and makeup, providing for continuing education of the directors and self-assessment of the Board's effectiveness, and overseeing the Corporate-wide Code of Business Conduct and the Code of Ethics for senior financial officers of the Corporation. As of the date of this proxy statement, the Nominating and Governance Committee is composed of directors Thomas B. Clark (Chairman), James
F. Ault, Richard A. Boehning and Robert M. Smitson. Stefan S. Anderson, who is retiring as a director of the Corporation as of the 2005 annual meeting, served ex officio on the Committee as Chairman of the Board of the Corporation. The Nominating and Governance Committee met 5 times during 2004.

The Board has adopted a written charter for the Nominating and Governance Committee. A copy of the charter is included among the documents under the "Corporate Governance Disclosures" link on the Corporation's website, www.firstmerchants.com.

Identifying and Evaluating Nominees for Directors

In nominating persons to serve as directors, the Nominating and Governance Committee considers the person's ethical character, reputation, relevant expertise and experience, accomplishments, leadership skills, demonstrated business judgment, contribution to Board diversity, "independence" (as defined in NASDAQ Marketplace Rule 4200(a)(15)) if a non-employee director, residency in the Corporation's market area, ability and willingness to devote sufficient time to director responsibilities, and willingness to maintain a meaningful ownership interest in the Corporation and assist the Corporation in developing new business.

In addition to considering the criteria described in the preceding paragraph, the Committee's process for identifying and evaluating nominees involves, for incumbent directors whose terms are expiring, reviewing the quality of their prior service to the Corporation, including the nature and extent of their participation in the Corporation's governance and their contributions of management and financial expertise and experience to the Board and the Corporation. For new director candidates, the Committee also considers whether their skills are complementary to those of existing Board members and whether they will fulfill the Board's needs for management, financial, technological or other expertise. The Nominating and Governance Committee considers candidates coming to its attention through current Board members, search firms, shareholders and other persons.

In 2004, the Board amended Article IV, Section 9, of the Corporation's Bylaws, which describes the process by which a shareholder may suggest a candidate for consideration by the Committee as a director nominee. Under this amended process, a suggestion by a shareholder of a director nominee must include: (a) the name, address and number of the Corporation's shares owned by the shareholder; (b) the name, address, age and principal occupation of the suggested nominee; and (c) such other information concerning the suggested nominee as the shareholder may wish to submit or the Committee may reasonably request. A suggestion for a director nominee submitted by a shareholder must be in writing and delivered or mailed to the Secretary, First Merchants Corporation, 200 East Jackson Street, Muncie, Indiana 47305. Suggestions for nominees from shareholders are evaluated in the same manner as other nominees.

There are no nominees for election to the Corporation's Board of Directors at the 2005 annual shareholders' meeting other than directors standing for re-election.

Compensation and Human Resources Committee

The Corporation has a Compensation and Human Resources Committee whose functions are: (a) to review and approve the compensation and benefits to be paid to the executive officers and senior management employees of the Corporation and the chief executive officers of its subsidiaries, and (b) to review and approve the compensation and benefits to be paid to the executive officers and senior management employees and the compensation ranges and benefits for other officers and employees of the Corporation's subsidiaries. The authority to periodically adjust the compensation and benefits of employees, other than executive officers and senior management of the Corporation and the chief executive officers of its subsidiaries, has been delegated by the Committee to the chief executive officers of the subsidiaries. The Compensation and Human Resources Committee is responsible for the administration of the Corporation's incentive compensation and stock plans. As of the date of this proxy statement, the Compensation and Human Resources Committee is composed of directors Robert M. Smitson (Chairman), Stefan S. Anderson, Frank A. Bracken, Thomas B. Clark and Norman M. Johnson. Mr. Anderson, Mr. Bracken and Mr. Johnson are retiring as directors of the Corporation as of the 2005 annual meeting. The Committee met 4 times during 2004.

Compensation and Human Resources Committee Interlocks and Insider Participation

No member of the Compensation and Human Resources Committee was an officer or employee of the Corporation of any of its subsidiaries during 2004. Mr. Anderson was the CEO of the Corporation and FMB until his retirement on April 16, 1999. No other member of the Compensation and Human Resources Committee or executive officer of the Corporation had a relationship during 2004 requiring disclosure in this proxy statement under Securities and Exchange Commission ("SEC") regulations.

Compensation and Human Resources Committee Report on Executive Compensation

The Compensation and Human Resources Committee establishes the salaries and administers the executive compensation program applicable to the Corporation's executive officers, including the executive officers named in the Summary Compensation Table on page 11.

General Compensation Policy.

The Committee's compensation policies are designed to provide incentives to executive officers to achieve short-term and long-term corporate strategic management goals, with the ultimate objective of obtaining a superior return on the shareholders' investment. The Committee believes that a competitive compensation program, combining salary, employee benefits, incentive compensation, and equity-based compensation, is necessary to attract and retain qualified executives. The incentive compensation program for the Corporation's executive officers is tied to the Corporation's financial performance and the executive's individual contributions to that performance and thereby enhances the Corporation's ability to achieve its business objectives. The equity-based compensation programs encourage ownership and retention of the Corporation's stock by key employees, assuring that they have a meaningful stake in the Corporation's continued success and thereby aligning their interests more closely with the interests of shareholders.

Cash Compensation.

The annual salaries paid to the Corporation's executive officers for 2004 were determined by the Compensation and Human Resources Committee. The salaries for 2004 paid to the executive officers named in the Summary Compensation Table on page 11 are shown in the "Salary" column of that Table. These salaries were subjectively determined after consideration of the executive officer's individual responsibilities, performance, experience, the chief executive officer's evaluation of the other executive officers, a review of several measurements of the Corporation's short-term and long-term financial results compared with industry peers, various industry salary surveys, and other factors such as budgetary considerations and inflation rates.

Incentive Compensation

The incentive compensation paid to the Corporation's executive officers for 2004 was determined under the Senior Management Incentive Compensation Program. This Program incorporates modern incentive plan techniques and executive retention features for the purpose of closely aligning the interests of executives with those of shareholders. Under the Program, at or near the beginning of each calendar year, the Committee assigns each of the Program participants a target bonus for the year that is a percentage of salary. The participant's incentive compensation for the year is based on accomplishment of specific performance levels set forth in the Program. The chief executive officer's and chief operating officer's bonuses for 2004 depended on meeting targets with respect to the Corporation's operating return on equity and improvements in the Corporation's operating earnings per share and diluted GAAP earnings per share compared to the previous year. The other executive officers' bonuses depended on meeting targets with respect to improvement in the Corporation's operating earnings per share compared to the previous year and accomplishing personal objectives as determined at or near the beginning of the year by the chief executive officer. In order to avoid wide swings in payouts and to better focus the Program participants on long-term results, the Program provides that 60% of any bonus paid to the participants will be based on current year performance and 40% will be based on the previous year's payout. To further the purpose of executive retention, 2/3 of each participant's bonus is payable to the participant in cash following the end of the calendar year, and the other 1/3 is payable in Deferred Stock Units ("DSUs") two years after the bonus is earned (unless the portion payable in DSUs is less than $1,000, in which case the entire bonus is payable in cash). When payable, the DSUs are valued at an amount equal to the fair market value of the Corporation's common stock on the December 31 preceding the payment date plus accumulated dividends. Payment is made to the participant in cash. The DSUs are forfeited if the participant's employment is terminated for cause or is voluntarily terminated by the participant (except on account of retirement, death or disability) prior to the date of payment. The participant may elect to defer payment of all or part of the cash portion of the bonus by filing an election to do so in the manner described in the Program. Deferred amounts will be credited with interest quarterly based on the current 5-year U.S. Treasury Bond rate.

The cash portion of the bonuses for 2004 for the executive officers named in the Summary Compensation Table on page 11 is set forth in the "Bonus" column of that Table, and the DSU portion of these bonuses is set forth in the Long-Term Incentive Plan Awards Table on page 13. Cash amounts paid to these executive officers for DSUs earned in 2002 are set forth in the "LTIP Payouts" column of the Summary Compensation Table on page 11. For 2004, Mr. Cox's target bonus was 45% of salary, and his actual bonus, based 60% on 2004 performance and 40% on 2003 payout, was 15.30% of salary. Mr. Arwood's target bonus was 40% of salary, and his actual bonus, based 60% on 2004 performance and 40% on 2003 payout, was 13.37% of salary. The target bonuses for Mr. Connors, Mr. Hardwick and Mr. Helms were each 30% of salary, and their actual bonuses, based 60% on 2004 performance and 40% on 2003 payout, were 16.09%, 17.21% and 18.04% of salary, respectively.

Equity-based Compensation.

The equity-based compensation paid to the Corporation's executive officers for 2004, in addition to the DSUs under the Senior Management Incentive Compensation Program described above, included compensation under the Corporation's Long-term Equity Incentive Plan and the 1999 Employee Stock Purchase Plan.

The Long-term Equity Incentive Plan is briefly described in the paragraph on page 12 immediately preceding the Option Grants in Last Fiscal Year Table. The number of shares for which the Compensation and Human Resources Committee awarded options under the Plan to the executive officers named in the Summary Compensation Table during 2004 is set forth in the "Number of

Securities Underlying Options Granted" column of the Option Grants in Last Fiscal Year Table on page 12.

The 1999 Employee Stock Purchase Plan, which expired with the offering period ending June 30, 2004, generally provided that full-time employees of the Corporation or a participating subsidiary with more than 6 months of service may elect, prior to the offering period (July 1 to June 30), to purchase common shares of the Corporation at a price equal to 85% of the lesser of the market price of the stock at the beginning of the period and the market price at the end of the period. For the offering period ending June 30, 2004, Mr. Cox, Mr. Hardwick and Mr. Helms purchased 787, 498 and 131 shares, respectively, under the 1999 Employee Stock Purchase Plan. Mr. Arwood and Mr. Connors did not participate in the Plan during this offering period. Although the 1999 Employee Stock Purchase Plan expired on June 30, 2004, the shareholders approved the 2004 Employee Stock Purchase Plan at the 2004 annual meeting of shareholders, for a maximum of 5 offering periods, expiring on June 30, 2009. The terms of the 2004 Employee Stock Purchase Plan are essentially the same as those that were contained in the 1999 Plan.

Other Compensation.

The Corporation's executive officers are also covered by medical and retirement plans that are generally applicable to full-time employees of the Corporation and its subsidiaries. The retirement plans covering each of the executive officers are the First Merchants Corporation Retirement Pension Plan, a qualified defined benefit pension plan (described on page 13 in the section entitled "Compensation of Executive Officers -- Pension Plans"), and the First Merchants Corporation Retirement Savings Plan, a qualified Internal Revenue Code ss.401(k) defined contribution pension plan (referred to in note (2) to the Summary Compensation Table on page 11). Mr. Cox and Mr. Arwood are also covered by the First Merchants Corporation Supplemental Executive Retirement Plan, a nonqualified SERP plan (described on page 13 in the section entitled "Compensation of Executive Officers -- Pension Plans").

Compensation of CEO

The compensation of the Corporation's chief executive officer, Mr. Cox, was determined in the same manner as that of the other executive officers of the Corporation. The Summary Compensation Table on page 11 provides an overview of the principal components of his compensation for 2004.

Mr. Cox's base annual salary for 2004 was $320,000, the same as his 2003 salary. Prior to the beginning of 2004, he and the chief operating officer, Roger M. Arwood, informed the Compensation and Human Resources Committee that they were recommending no salary increases for themselves due to the decline in the Corporation's earnings per share in 2003, and the Committee approved this recommendation. The Corporation's earnings per share increased in 2004, and Mr. Cox and Mr. Arwood will receive salary increases for 2005.

Mr. Cox is eligible to participate in all of the Corporation's incentive and equity-based compensation programs. The cash component of his bonus for 2004 under the Senior Management Incentive Compensation Program was $32,640, as shown in the "Bonus" column of the Summary Compensation Table, and the DSU component of his bonus was $16,320, or 577 DSUs, as shown in the Long-Term Incentive Plan Awards Table on page 13. The number of DSUs was determined by dividing the dollar amount by $28.30, the year end market value of the Corporation's common stock. Mr. Cox was awarded options for 15,000 shares of the Corporation's common stock in 2004 under the Long-term Equity Incentive Plan, as shown in the "Number of Securities Underlying Options Granted" column of the Option Grants in Last Fiscal Year Table on page 12. Mr. Cox participated in the 1999 Employee Stock Purchase Plan during 2004, acquiring 787 shares of the Corporation's common stock under the

Plan. He also received the benefits described in the "Other Compensation" section of this report, including coverage under the First Merchants Corporation Supplemental Executive Retirement Plan.

The above report is submitted by:

FIRST MERCHANTS CORPORATION COMPENSATION
AND HUMAN RESOURCES COMMITTEE
Robert M. Smitson, Chairman
Stefan S. Anderson
Frank A. Bracken
Thomas B. Clark
Norman M. Johnson

Audit Committee

The Corporation has an Audit Committee which assists the Board (1) in its oversight of the Corporation's accounting and financial reporting principles and policies and internal accounting and disclosure controls and procedures, (2) in its oversight and supervision of the Corporation's internal audit function, (3) in its oversight of the certification of the Corporation's quarterly and annual financial statements and disclosures and assessment of internal disclosure controls by the Corporation's CEO and CFO, (4) in its oversight of the Corporation's consolidated financial statements and the independent external audit thereof, and (5) in evaluating the independence of the external auditors. The Audit Committee recommends the selection of the independent auditor for approval by the Board and ratification by the shareholders, and it approves the independent auditor's compensation. As of the date of this proxy statement, the Audit Committee is composed of directors James F. Ault (Chairman), Stefan S. Anderson, Blaine A. Brownell, Thomas B. Clark, Robert T. Jeffares and Robert M. Smitson. Mr. Anderson and Dr. Brownell are retiring as directors of the Corporation as of the 2005 annual meeting. In accordance with Section 407 of the Sarbanes-Oxley Act, the Corporation has identified Mr. Jeffares as the "Audit Committee financial expert." The Audit Committee met 6 times during 2004.

The Board has adopted a written charter for the Audit Committee. A copy of the charter is included among the documents under the "Corporate Governance Disclosures" link on the Corporation's website, www.firstmerchants.com.

Audit Committee Report

The Audit Committee reports as follows:

(1) The Committee has reviewed and discussed the audited financial statements of the Corporation for 2004 with the Corporation's management.

(2) The Committee has discussed with BKD, LLP, the Corporation's independent auditors for 2004, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss.380), as modified or supplemented.

(3) The Committee has received the written disclosures and the letter from BKD, LLP required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), as modified or supplemented, and has discussed with BKD, LLP its independence from the Corporation.

(4)   Based on the review and discussions referred to in paragraphs (1) through
      (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements of the Corporation be included in the Corporation's Annual Report on Form 10-K for the 2004 fiscal year for filing with the SEC.

The above report is submitted by:

FIRST MERCHANTS CORPORATION AUDIT COMMITTEE
James F. Ault, Chairman
Stefan S. Anderson
Blaine A. Brownell
Thomas B. Clark
Robert T. Jeffares
Robert M. Smitson

                       COMPENSATION OF EXECUTIVE OFFICERS

The tables in this section of the proxy statement contain information concerning the compensation of the Corporation's Chief Executive Officer and its 4 most highly compensated executive officers other than the Chief Executive Officer as of the Corporation's most recent fiscal year-end, December 31, 2004. The information in these tables concerning stock options has been adjusted to give retroactive effect to the 5% common stock dividends that were distributed on September 13, 2002 and September 12, 2003, to shareholders of record at the close of business on August 30, 2002 and August 29, 2003, respectively.

Summary Compensation Table

The following table contains information concerning the compensation paid by the Corporation and its subsidiaries for the years 2002, 2003 and 2004 to the Corporation's Chief Executive Officer and its 4 most highly compensated executive officers other than the Chief Executive Officer.

                                      SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------

                                          Annual Compensation     Long Term Compensation

                                        -------------------------------------------------------------------
                                                                    Awards     Payouts
-----------------------------------------------------------------------------------------------------------
                                                                  Securities
            Name and                                              Underlying     LTIP        All Other
       Principal Position        Year      Salary     Bonus(1)     Options    Payouts(1)  Compensation(2)
-----------------------------------------------------------------------------------------------------------
Michael L. Cox                   2004     $326,855    $32,640       15,000     $23,333          $2,563
   President and Chief           2003      326,715     15,360       13,125      38,988           2,500
   Executive Officer             2002      285,941     33,600       13,781      41,880           3,231

Roger M. Arwood                  2004      234,743     20,498       12,000      13,818               0
   Executive Vice President      2003      234,699      8,930       10,500      21,630               0
   and                           2002      209,218     19,899       11,025       8,142               0
   Chief Operating Officer(3)

Robert R. Connors                2004      169,810     17,830         6,000      2,355           2,261
   Senior Vice President,        2003      166,231      5,085         5,250          0           2,002
   Operations and Technology(4)  2002       51,361      3,391         3,308          0             641


Mark K. Hardwick                 2004      158,112     17,786         6,000      4,713           2,123
   Senior Vice President and     2003      132,722      6,732         5,250      4,553           1,901
   Chief Financial Officer(5)    2002      103,294      6,787         4,410      1,703           1,383

Larry R. Helms                   2004      138,722     16,226         6,000      8,426           2,018
   Senior Vice President,        2003      135,817      8,426         5,250     10,256           1,918
   Administrative Services,      2002      125,619     12,134         5,513      6,114           1,470
   General Counsel and
   Corporate Secretary
-----------------------------------------------------------------------------------------------------------

(1) Under the Corporation's Senior Management Incentive Compensation Program , the bonuses earned by each executive officer are paid 2/3 in cash following the end of the fiscal year and 1/3 in Deferred Stock Units that are payable in cash two years later, unless the Units are forfeited due to termination of the executive officer's employment for cause or because the executive officer voluntarily terminated employment (except on account of retirement, death or disability) prior to payment. The portion of each year's bonus paid in Deferred Stock Units is not reportable in the Summary Compensation Table, but is disclosed in the Long-term Incentive Plan Awards Table below. The LTIP Payouts column in the Summary Compensation Table sets forth the cash amounts paid in the year indicated for Deferred Stock Units earned by the executive officer two years earlier under the Senior Management Incentive Compensation Program.

(2) Represents employer matching contributions for fiscal year to First Merchants Corporation Retirement Savings Plan (a ss.401(k) plan).

(3) Mr. Arwood was employed as Executive Vice President of the Corporation and FMB on March 1, 2000. He was President and CEO of FMB from September 19, 2000 until he was appointed Executive Vice President and COO of the Corporation on August 13, 2002.

(4) Mr. Connors was employed as Senior Vice President, Operations and Technology of the Corporation on August 26, 2002.

(5) Mr. Hardwick was promoted from Vice President to Senior Vice President of the Corporation on August 13, 2002. He became CFO on April 11, 2002. He served as Corporate Controller prior to that date.

Option Grants Table

The 1999 Long-term Equity Incentive Plan, which became effective as of July 1, 1999, authorizes the Compensation Committee to grant stock-based incentive awards, including stock options, to eligible employees of the Corporation or any subsidiary. The following table contains information concerning individual grants of stock options under the plan made during 2004 to each of the executive officers named in the Summary Compensation Table above. Each option was to purchase the Corporation's common stock at a price not less than the market price of the stock on the date of grant.

                                   OPTION GRANTS IN LAST FISCAL YEAR
---------------------------------------------------------------------------------------------------------

                                                                             Potential Realizable Value
                                                                             at Assumed Annual Rates of
                                                                              Stock Price Appreciation
                             Individual Grants                                     for Option Term
---------------------------------------------------------------------------------------------------------
                   Number of      Percent of
                  Securities    Total Options
                  Underlying      Granted to     Exercise
                    Options      Employees in      Price
     Name           Granted       Fiscal Year   (per share)   Expiration Date        5%           10%
---------------------------------------------------------------------------------------------------------
Michael L. Cox      15,000           8.18         $25.595       July 1, 2014      $241,873     $610,441

Roger M. Arwood     12,000           6.54          25.595       July 1, 2014       193,498      488,353

Robert R. Connors    6,000           3.27          25.595       July 1, 2014        96,749      244,176

Mark K. Hardwick     6,000           3.27          25.595       July 1, 2014        96,749      244,176

Larry R. Helms       6,000           3.27          25.595       July 1, 2014        96,749      244,176

---------------------------------------------------------------------------------------------------------

Aggregated Option Exercises and Fiscal Year-End Option Value Table

The following table contains information concerning (1) each exercise of stock options during 2004 under the 1994 Stock Option Plan or the 1999 Long-term Equity Incentive Plan by each of the executive officers named in the Summary Compensation Table above, and (2) the value as of December 31, 2004 of each of the named executive officer's unexercised options on an aggregated basis.

                                AGGREGATED OPTION EXERCISES IN LAST FISCAL
                                  YEAR AND FISCAL YEAR-END OPTION VALUES
---------------------------------------------------------------------------------------------------------

                                                     Number of Securities
                                                    Underlying Unexercised      Value of Unexercised
                                                       Options at Fiscal        In-the-Money Options
                     Shares Acquired       Value            Year-End              at Fiscal Year-End
        Name           On Exercise       Realized  Exercisable/Unexercisable   Exercisable/Unexercisable
---------------------------------------------------------------------------------------------------------
  Michael L. Cox           15,368        $213,452        82,844 / 28,129           $758,327 / $104,100

  Roger M. Arwood            0               0           29,543 / 22,504            169,500 /  83,280

  Robert R. Connors          0               0            3,307 / 11,250              9,822 / 41,640

  Mark K. Hardwick           0               0            7,417 / 11,250             32,713 / 41,640

  Larry R. Helms           4,297          58,482         33,408 / 11,250            267,165 / 41,640

---------------------------------------------------------------------------------------------------------

Long-term Incentive Plan Awards Table

Under the restructured Senior Management Incentive Compensation Program, which became effective in 2000, the annual bonuses earned by participating employees are payable 2/3 in cash following the end of the fiscal year and 1/3 in Deferred Stock Units ("DSUs") two years after the bonus is earned. When payable, the DSUs are valued at an amount equal to the fair market value of the Corporation's common stock as of the last day of the calendar year preceding the date of payment, plus accumulated dividends. Payments for the DSUs are made in cash, not stock. If the participant's employment is terminated for cause or is voluntarily terminated by the participant (except on account of retirement, death or disability) prior to the date of payment, the DSUs are forfeited. The following table contains information concerning DSU awards for 2004 under the Senior Management Incentive Compensation Program to each of the executive officers named in the Summary Compensation Table above. The section of this proxy statement entitled "Compensation and Human Resources Committee Report on Executive Compensation -- Incentive Compensation," on page 8, contains additional information about the Senior Management Incentive Compensation Program.

                          LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------------------------------

                                          Number of Shares,         Performance or Other Period Until
                 Name                   Units or Other Rights              Maturation or Payout
-------------------------------------------------------------------------------------------------------
  Michael L. Cox                                 577                        1/01/05 - 1/01/07

  Roger M. Arwood                                362                        1/01/05 - 1/01/07

  Robert R. Connors                              315                        1/01/05 - 1/01/07

  Mark K. Hardwick                               314                        1/01/05 - 1/01/07

  Larry R. Helms                                 287                        1/01/05 - 1/01/07

-------------------------------------------------------------------------------------------------------

Pension Plans

The Corporation's qualified defined benefit pension plan, the First Merchants Corporation Retirement Pension Plan, covers the full-time employees of the Corporation and most of its subsidiaries. Its nonqualified "excess benefit" plan, the First Merchants Corporation Supplemental Executive Retirement Plan, provides benefits to designated executives that would otherwise be payable under the qualified plan if incentive compensation were included in compensation and Internal Revenue Code Section 401(a)(17) did not limit the amount of compensation that can be considered for purposes of calculating pension benefits accruing under the qualified plan. For plan years beginning on or after January 1, 2002, $200,000 is the maximum amount of compensation that can be considered for purposes of calculating pension benefits accruing under the qualified plan. This amount will increase to $210,000 for plan years beginning on or after January 1, 2005.

The following table shows the estimated annual benefits payable upon retirement at age 65 to persons born in 1951 (the average of the birth years of the executive officers named in the Summary Compensation Table above) in specified compensation and years of service classifications under the plans. The benefit amounts shown in the table include amounts payable under both the qualified and the nonqualified plans, for those executives who participate in both.

                                            PENSION PLAN TABLE
-----------------------------------------------------------------------------------------------------

   Compensation                                  Years of Service
-----------------------------------------------------------------------------------------------------
                          15              20             25                30                  35
-----------------------------------------------------------------------------------------------------
    $125,000          $ 34,105         $ 45,473       $ 56,841         $ 56,841            $ 56,841
     150,000            41,980           55,973         69,966           69,966              69,966
     175,000            49,855           66,473         83,091           83,091              83,091
     200,000            57,730           76,973         96,216           96,216              96,216
     250,000            73,480           97,973        122,466          122,466             122,466
     300,000            89,230          118,973        148,716          148,716             148,716
     350,000           104,980          139,973        174,966          174,966             174,966
     400,000           120,730          160,973        201,216          201,216             201,216
     450,000           136,480          181,973        227,466          227,466             227,466
     500,000           152,230          202,973        253,716          253,716             253,716
-----------------------------------------------------------------------------------------------------

Participants in the qualified plan who had at least 15 credited years of service and whose combined age and years of service totaled at least 65 as of January 1, 1991 are entitled to a pension benefit calculated under the formula that was in effect prior to 1990 if that will produce a greater benefit. Mr. Helms is the only executive officer named in the Summary Compensation Table who qualifies for a benefit under the pre-1990 formula. The following table shows the estimated annual benefits payable upon retirement at age 65 under the formula that was in effect prior to 1990 in specified compensation and years of service classifications under the plans. The benefit amounts shown in the table include amounts payable under both the qualified and the nonqualified plans, for those executives who participate in both.

                                  PENSION PLAN TABLE (Pre-1990 Formula)
-----------------------------------------------------------------------------------------------------

    Compensation                                    Years of Service
-----------------------------------------------------------------------------------------------------
                         15              20               25              30                  35
-----------------------------------------------------------------------------------------------------
     $125,000         $ 37,500       $ 50,000         $ 62,500        $ 62,500            $ 62,500
      150,000           45,000         60,000           75,000          75,000              75,000
      175,000           52,500         70,000           87,500          87,500              87,500
      200,000           60,000         80,000          100,000         100,000             100,000
      250,000           75,000        100,000          125,000         125,000             125,000
      300,000           90,000        120,000          150,000         150,000             150,000
      350,000          105,000        140,000          175,000         175,000             175,000
      400,000          120,000        160,000          200,000         200,000             200,000
      450,000          135,000        180,000          225,000         225,000             225,000
      500,000          150,000        200,000          250,000         250,000             250,000
-----------------------------------------------------------------------------------------------------

Benefits under the plans are determined primarily by average final compensation and years of service (to a maximum of 25 years) and are computed on the basis of straight-life annuity amounts. They are not subject to any deduction for Social Security or other offset amounts.

Compensation for purposes of the qualified plan consists of the base salary and service award components of the salary amounts reported in the Summary Compensation Table on page 11. Compensation for purposes of the nonqualified plan also includes the bonus amounts reported in the Summary Compensation Table. All of the executive officers named in the Summary Compensation Table are participants in the qualified plan. Mr. Cox and Mr. Arwood are also participants in the nonqualified plan. The 2004 compensation used for purposes of calculating pension benefits under the plans, and the credited years of service as of January 1, 2005, of the executive officers named in the Summary Compensation Table are: Mr. Cox, $360,010 (9.5 years), Mr. Arwood, $260,746 (3.5 years), Mr. Connors, $166,200 (1 year), Mr. Hardwick, $155,035 (5 years), and Mr. Helms, $135,085 (32 years).

Termination of Employment and Change of Control Arrangements

The Corporation has change of control agreements with each of the executive officers named in the Summary Compensation Table. These are "double trigger" change of control agreements, in that they provide for the payment of severance benefits to the executives only in the event of both a change of control of the Corporation and a termination or constructive termination of the employment of the executive within 24 months after the change of control (but no payment will be made if the termination was for cause, because of the executive's death or disability, or by the executive other than on account of constructive termination). In general, a "change of control" means an acquisition by any person of 25% or more of the Corporation's voting shares, a change in the makeup of a majority of the Corporation's Board of Directors over a 24-month period, a merger of the Corporation in which the shareholders before the merger own 50% or less of the Corporation's voting shares after the merger, or approval by the Corporation's shareholders of a plan of complete liquidation of the Corporation or an agreement to sell or dispose of substantially all of the Corporation's assets. A "constructive termination" means, generally, a significant reduction in duties, compensation or benefits or a relocation of the executive's office outside of area described in the agreement, unless agreed to by the executive. The severance benefits payable under each of the change of control agreements, in addition to base salary and incentive compensation accrued through the date of termination, would be a lump sum amount, determined by multiplying the sum of
(1) the executive's annual base salary and (2) the executive's largest bonus under the Corporation's Senior Management Incentive Compensation Program during the 2 years preceding termination, by the following percentages: in the cases of Mr. Cox and Mr. Arwood, 299%; and, in the cases of Mr. Connors, Mr. Hardwick and Mr. Helms, 200%. The Corporation would also pay any excise tax imposed on the executive under Section 4999 of the Internal Revenue Code on an "excess parachute payment;" and it would provide to the executive 2 years' life, disability, accident and health insurance coverage, the bargain element value of outstanding stock options, outplacement services, and reasonable legal fees and expenses incurred as a result of the termination. The change of control agreements were not entered into in response to any effort to acquire control of the Corporation, and the Board of Directors is not aware of any such effort.

                                PERFORMANCE GRAPH

The following graph compares the yearly change in the Corporation's cumulative total shareholder return on its common stock during the last 5 years with (1) the cumulative total return of the Russell 2000 Index, and (2) the cumulative total return of the Russell 2000 Financial Services Industry Index.

                      Comparative Five-Year Total Returns*
     First Merchants Corp., Russell 2000, Russell 2000 - Financial Services
                    (Performance results through 12/31/2004)

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL.]

                       12/31/1999           12/31/2000           12/31/2001        12/31/2002      12/31/2003       12/31/2004
--------------------------------------------------------------------------------------------------------------------------------
FRME                     $100.00               $89.87              $103.90           $107.39         $130.93          $150.62
Russell 2000             $100.00               $96.98               $99.39            $79.03         $116.37          $137.71
R2 - Finl Svcs           $100.00              $121.05              $139.98           $142.94         $199.36          $242.13
--------------------------------------------------------------------------------------------------------------------------------

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in FRME common stock, Russell 2000, and Russell 2000 - Financial Services Industry.

*     Cumulative total return assumes reinvestment of dividends.

                                      Source: Russell/Mellon Analytical Services

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Corporation is not aware of any person who is the beneficial owner of more than 5% of the Corporation's outstanding common stock. The following table lists the amount and percent of the Corporation's common stock beneficially owned on February 11, 2005 by directors (including directors who are retiring as of the 2005 annual meeting of shareholders), director nominees and the executive officers named in the Summary Compensation Table on page 11, and such persons and other executive officers as a group. Unless otherwise noted, the beneficial owner has sole voting and investment power.

                                        Amount and Nature                     Percent
Beneficial Owner                     of Beneficial Ownership                  of Class
--------------------------------------------------------------------------------------
Stefan S. Anderson(19)                       107,454(1)............................*
Roger M. Arwood                               29,658(2)............................*
James F. Ault                                 25,733(3)............................*
Richard A. Boehning                           19,022(4)............................*
Frank A. Bracken(19)                          98,372(5)............................*
Blaine A. Brownell                             4,628(6)............................*
Thomas B. Clark                               13,669(7)............................*
Michael L. Cox                               113,125(8)............................*
Roderick English                                   0...............................*
Jo Ann M. Gora                                     0...............................*
Barry J. Hudson                              492,187(9) ...........................2.61%
Robert T. Jeffares                            13,411(10)...........................*
Norman M. Johnson                            354,650(11)...........................1.88%
Thomas D. McAuliffe                           67,034(12)...........................*
Charles E. Schalliol                           1,000...............................*
Robert M. Smitson(19)                         22,610(13)...........................*
Jean L. Wojtowicz                              1,157(14)...........................*
Robert R. Connors                              3,517(15)...........................*
Mark K. Hardwick                               8,792(16)...........................*
Larry R. Helms                                58,424(17)...........................*

Directors and Executive
Officers as a Group (21persons)(19)        1,436,788(18)...........................7.63%

*     Percentage beneficially owned is less than 1% of the outstanding shares.

(1) Includes 2,071 shares held by his spouse, Joan Anderson, in which he disclaims beneficial ownership, and 30,556 shares that he may acquire during the next 60 days upon the exercise of stock options.

(2) Includes 29,543 shares that he may acquire during the next 60 days upon the exercise of stock options.

(3) Includes 13,318 shares held by his spouse, Marilyn Ault, in which he disclaims beneficial ownership, and 4,628 shares that he may acquire during the next 60 days upon the exercise of stock options.

(4) Includes 6,415 shares held jointly with his spouse, Phyllis Boehning, 5,586 shares held in trust for family members for which Mr. Boehning, as trustee, has voting and investment power, and 3,471 shares that he may acquire during the next 60 days upon the exercise of stock options.

(5) Includes 4,825 shares held by his spouse, Judy Bracken, in which he disclaims beneficial ownership, and 11,106 shares that he may acquire during the next 60 days upon the exercise of stock options.

(6) Includes 1,157 shares held by his spouse, Mardi Brownell, in which he disclaims beneficial ownership, and 3,471 shares that he may acquire during the next 60 days upon the exercise of stock options.

(7) Includes 11,106 shares that he may acquire during the next 60 days upon the exercise of stock options.

(8) Includes 39,303 shares held jointly with his spouse, Sharon Cox, and 65,524 shares that he may acquire during the next 60 days upon the exercise of stock options.

(9) Includes 327,756 shares owned by Mutual Security, Inc., 88,533 shares held jointly with his spouse, Elizabeth Hudson, 13,626 shares held by his spouse as custodian for his children, in which he disclaims beneficial ownership, and 9,492 shares that he may acquire during the next 60 days upon the exercise of stock options.

(10) Includes 3,595 shares held by his spouse, Olga Jeffares, in which he disclaims beneficial ownership, 2,799 shares held jointly with his spouse, Olga Jeffares, 1,771 shares held in trust for family members for which Mr. Jeffares, as trustee, has voting and investment power, and 3,471 shares that he may acquire during the next 60 days upon the exercise of stock options.

(11) Includes 28,352 shares held by his spouse, Julia Johnson, in which he disclaims beneficial ownership, and 9,024 shares that he may acquire during the next 60 days upon the exercise of stock options.

(12) Includes 43,455 shares held jointly with his spouse, Andrea McAuliffe, and 8,398 shares that he and his spouse hold as joint custodians for his children.

(13) Includes 5,859 shares held by his spouse, Marilyn Smitson, in which he disclaims beneficial ownership, and 11,106 shares that he may acquire during the next 60 days upon the exercise of stock options.

(14) Includes 1,157 shares that she may acquire during the next 60 days upon the exercise of stock options.

(15) Includes 3,307 shares that he may acquire during the next 60 days upon the exercise of stock options.

(16) Includes 7,417 shares that he may acquire during the next 60 days upon the exercise of stock options.

(17) Includes 25,016 shares held jointly with his spouse, Sandra Helms, and 33,408 shares that he may acquire during the next 60 days upon the exercise of stock options.

(18) Includes 239,992 shares that may be acquired during the next 60 days upon the exercise of stock options.

(19) Messrs. Anderson, Bracken and Smitson serve as directors of the George and Frances Ball Foundation, Muncie, Indiana, which owns 182,267 shares (0.98%) of the Corporation's outstanding common stock. The Foundation's Board of Directors, which has 6 members, has the voting and investment power over the shares held by the Foundation. The Foundation's shares are not included in the totals of the shares beneficially owned by Messrs. Anderson, Bracken and Smitson or by directors and executive officers as a group.

                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

Certain directors and executive officers of the Corporation and its subsidiaries and their associates are customers of, and have had transactions with, the Corporation's subsidiary banks from time to time in the ordinary course of business. Additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Richard A. Boehning, a director of the Corporation and LBT, is of counsel with the law firm of Bennett, Boehning & Clary, Lafayette, Indiana, which serves as legal counsel to LBT. Bennett, Boehning & Clary was paid $154,583 in fees and was reimbursed $24,698 for expenses for legal services in 2004 to LBT.

                          COMMUNICATIONS WITH THE BOARD

Shareholders may communicate with the Corporation's Board of Directors by submitting an e-mail to the Board at bod@firstmerchants.com. All such e-mails will be automatically forwarded to the Chairman of the Nominating and Governance Committee, Thomas B. Clark, who will arrange for such communications to be relayed to the other directors.

              DIRECTORS' ATTENDANCE AT ANNUAL SHAREHOLDERS MEETING

The Corporation's directors are encouraged to attend the annual meeting of shareholders. At the 2004 annual meeting, 12 of the 13 directors were in attendance.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors and executive officers to file reports of ownership and changes in ownership of the Corporation's stock with the Securities and Exchange Commission. Based on its records and the written representations of its directors and executive officers, the Corporation believes that during 2004 these persons complied with all Section 16(a) filing requirements.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Selection of Independent Public Accountants

The Board, subject to ratification by the shareholders, has appointed BKD, LLP as the Corporation's independent public accountants for 2005. If the shareholders do not ratify the appointment of BKD, the Audit Committee and the Board will reconsider this appointment. Representatives of the firm are expected to be present at the annual shareholders' meeting. They will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote "FOR" ratification of the appointment of the firm of BKD, LLP as independent public accountants for 2005.

Fees for Professional Services Rendered by BKD, LLP

The following table shows the aggregate fees billed by BKD, LLP for audit and other services rendered to the Corporation for 2003 and 2004.

                            2003                    2004
                            ----                    ----
    Audit Fees            $250,626                $308,000
    Audit-Related Fees      39,826                  46,000
    Tax Fees                44,454                  78,000
    All Other Fees               0                       0
                          --------                --------
    Total Fees            $334,906                $432,000
                          ========                ========

The audit fees were for professional services rendered for the audits of the Corporation's consolidated financial statements and internal control over financial reporting, reviews of condensed consolidated financial statements included in the Corporation's Forms 10-Q, and assistance with regulatory filings.

The audit-related fees were for professional services rendered for audits of the Corporation's benefit plans.

The tax fees were for professional services rendered for preparation of tax returns and consultation on various tax matters.

All of these audit-related fees and tax fees were pre-approved by the Audit Committee in accordance with the Committee's pre-approval policy described below.

The Audit Committee has considered whether the provision by BKD, LLP of the services covered by the fees other than the audit fees is compatible with maintaining BKD, LLP's independence and believes that it is compatible.

Pre-approval Policies and Procedures

The Audit Committee has established a pre-approval policy, under which the Committee is required to pre-approve all audit and non-audit services performed by the Corporation's independent auditors, in order to assure that the provision of such services does not impair the auditor's independence. These services may include audit services, audit-related services, tax services and other services. Under this policy, pre-approval is provided for 12 months from the date of pre-approval unless the Committee specifically provides for a different period. The policy is detailed as to the particular services or category of services and fee levels that are pre-approved. Unless a service or type of service to be provided by the independent auditors has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Committee must also approve any proposed services exceeding the pre-approved fee levels. The independent auditors are required to provide detailed back-up documentation with respect to each proposed pre-approved service at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority has been delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditors to management.

                              SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2006 annual meeting of the shareholders must be received by the Secretary of the Corporation at the Corporation's principal office by November 3, 2005, for inclusion in the Corporation's 2006 proxy statement and form of proxy relating to that meeting.

Shareholder proposals, if any, intended to be presented at the 2005 annual meeting that were not submitted for inclusion in this proxy statement will be considered untimely unless they were received by the Secretary of the Corporation at the Corporation's principal office by January 19, 2005.

                                  OTHER MATTERS

The Corporation is delivering only one set of proxy materials, including this proxy statement and the annual report, to shareholders who, according to the Corporation's records, share an address and whom it believes are members of the same family. A separate proxy card is included for each of these shareholders. Any shareholder who received only one set of proxy materials, and who wishes to receive a separate set now or in the future, may write or call the Corporation's Shareholder Services Department to request a separate copy of these materials at First Merchants Corporation, P. O. Box 792, Muncie IN 47308-9915; (800) 262-4261, extension 7278. Similarly, shareholders who share an address and are members of the same family, and who have received multiple copies of the proxy materials, may write or call the Corporation's Shareholder Services Department at the same address and telephone number to request delivery of a single copy of these materials in the future.

The cost of soliciting proxies will be borne by the Corporation. In addition to solicitations by mail, proxies may be solicited personally or by telephone or other electronic means, but no solicitation will be made by specially engaged employees or paid solicitors.

The Board and management are not aware of any matters to be presented at the annual meeting of the shareholders other than the election of the directors. However, if any other matters properly come before such meeting or any adjournment thereof, the holders of the proxies are authorized to vote thereon at their discretion, provided the Corporation did not have notice of any such matter on or before January 19, 2005.

                                         By Order of the Board of Directors


Muncie, Indiana                          Larry R. Helms
March 3, 2005                            Secretary

                        ANNUAL MEETING OF SHAREHOLDERS OF

                          FIRST MERCHANTS CORPORATION

                                 April 14, 2005

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

   v Please detach along perforated line and mail in the envelope provided. v

--------------------------------------------------------------------------------
      THE BOARD OF DIRECTORS AND MANAGEMENT OF FIRST MERCHANTS CORPORATION
                  RECOMMEND A VOTE "FOR" THE PROPOSALS LISTED.
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|
--------------------------------------------------------------------------------

1.    Election of Directors:

                                       NOMINEES:
|_| FOR ALL NOMINEES                   ( )   Thomas B. Clark
                                       ( )   Roderick English
|_| WITHHOLD AUTHORITY                 ( )   Jo Ann M. Gora
    FOR ALL NOMINEES                   ( )   Charles E. Schalliol
                                       ( )   Jean L. Wojtowicz
|_| FOR ALL EXCEPT
    (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each
             nominee you wish to withhold, as shown here: (X)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
To change the address on your account, please check the box at right
and indicate your new address in the address space above. Please note        |_|
that changes to the registered name(s) on the account may not be submitted via this method.
--------------------------------------------------------------------------------

                                                           FOR  AGAINST  ABSTAIN

2.    Proposal to ratify the appointment of the firm of    |_|    |_|      |_|
      BKD, LLP as the independent public accountants for 2005.

3. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting, provided the Corporation did not have notice of any such matter on or before January 20, 2005.

This proxy will be voted as directed, but if not otherwise directed this proxy will be voted "FOR" items 1 and 2.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' AND MANAGEMENT'S RECOMMENDATIONS, JUST SIGN BELOW; NO BOXES NEED TO BE CHECKED.

      MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. |_|


                         _________________________________       _______________

Signature of Shareholder _________________________________ Date: _______________


                         _________________________________       _______________

Signature of Shareholder _________________________________ Date: _______________

      Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                      PROXY

                           FIRST MERCHANTS CORPORATION
                          PROXY SOLICITED ON BEHALF OF
              THE BOARD OF DIRECTORS OF FIRST MERCHANTS CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 14, 2005

      The undersigned hereby appoints Clell W. Douglass and Hamer D. Shafer, and each of them, as proxies with power of substitution, to represent and to vote all shares of common stock of First Merchants Corporation which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of First Merchants Corporation to be held at the Horizon Convention Center, 401 South High Street, Muncie, Indiana 47305, at 3:30 PM EST on April 14, 2005, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present. If any of the nominees for election as Directors is unable or declines to serve for any reason, the persons listed above have the authority to vote for any substitute nominee named by the Board of Directors of First Merchants Corporation.

       (Continued, and to be marked, dated and signed on the reverse side)

                        ANNUAL MEETING OF SHAREHOLDERS OF

                          FIRST MERCHANTS CORPORATION

                                 April 14, 2005

                           -------------------------
                           PROXY VOTING INSTRUCTIONS
                           -------------------------

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

                      - OR -                           -------------------------
                                                       COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES               -------------------------
(1-800-776-9437) from any touch-tone telephone and     ACCOUNT NUMBER
follow the instructions. Have your proxy card          -------------------------
available when you call.
                                                       -------------------------
                      - OR -

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

--------------------------------------------------------------------------------
You may enter your voting instructions at 1-800-PROXIES (1-800-776-9437) or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
--------------------------------------------------------------------------------

v   Please detach along perforated line and mail in the envelope provided IF   v
                you are not voting via telephone or the Internet.

--------------------------------------------------------------------------------
      THE BOARD OF DIRECTORS AND MANAGEMENT OF FIRST MERCHANTS CORPORATION
                  RECOMMEND A VOTE "FOR" THE PROPOSALS LISTED.
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|
--------------------------------------------------------------------------------

1.    Election of Directors:

                                       NOMINEES:
|_| FOR ALL NOMINEES                   ( )   Thomas B. Clark
                                       ( )   Roderick English
|_| WITHHOLD AUTHORITY                 ( )   Jo Ann M. Gora
    FOR ALL NOMINEES                   ( )   Charles E. Schalliol
                                       ( )   Jean L. Wojtowicz
|_| FOR ALL EXCEPT
    (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each
             nominee you wish to withhold, as shown here: (X)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
To change the address on your account, please check the box at right
and indicate your new address in the address space above. Please note        |_|
that changes to the registered name(s) on the account may not be submitted via this method.
--------------------------------------------------------------------------------

                                                           FOR  AGAINST  ABSTAIN

2.    Proposal to ratify the appointment of the firm of    |_|    |_|      |_|
      BKD, LLP as the independent public accountants for 2005.

3. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting, provided the Corporation did not have notice of any such matter on or before January 20, 2005.

This proxy will be voted as directed, but if not otherwise directed this proxy will be voted "FOR" items 1 and 2.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' AND MANAGEMENT'S RECOMMENDATIONS, JUST SIGN BELOW; NO BOXES NEED TO BE CHECKED.

      MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. |_|


                         _________________________________       _______________

Signature of Shareholder _________________________________ Date: _______________


                         _________________________________       _______________

Signature of Shareholder _________________________________ Date: _______________

      Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.